(FORM OF RIGHTS CERTIFICATE)
                                                                    EXHIBIT 99.3



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      RIGHTS CERTIFICATE NO.:                                  NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED ___________________________, 2006 (THE "PROSPECTUS") AND ARE
INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM NB TELECOM, INC...

                                NB TELECOM, INC.

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                              CUSIP NO.: _________

                         SUBSCRIPTION RIGHTS CERTIFICATE

      EVIDENCING SUBSCRIPTION RIGHTS TO PURCHASE SHARES OF COMMON STOCK OF

                                NB TELECOM, INC.

                       SUBSCRIPTION PRICE: $.10 PER SHARE

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 31, 2007, UNLESS EXTENDED BY THE COMPANY.

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof, or its assigns, to subscribe for and purchase one share of common stock (each, a "Share"), with a par value of $.0001 per share, of NB Telecom, Inc., a Nevada corporation, (the "Common Stock"), at a subscription price of $.10 per Share, pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions accompanying this Subscription Rights Certificate. The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and all other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Share as to which the Rights evidenced by this Subscription Rights Certificate are exercised in accordance with the "Instructions as to Use of NB Telecom, Inc. Subscription Rights Certificates" that accompanies this Subscription Rights Certificate. The Rights evidenced by this Subscription Rights Certificate may also be transferred or sold by completing Form 2 on the reverse side hereof in accordance with the "Instructions as to Use of NB Telecom, Inc. Subscription Rights Certificates" that accompanies this Subscription Rights Certificate.

Transferable upon the books of NB Telecom, Inc. in person or by duly authorized attorney upon surrender of this Subscription Rights Certificate property endorsed. This Subscription Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

Witness the seal of NB Telecom, Inc. and the signature of its duly authorized officers.

Dated: ______________________, 2006


                      PAUL KELLY                                  CRAIG BURTON


   CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR        SECRETARY AND DIRECTOR

COUNTERSIGNED AND REGISTERED:

         -----------------------------------------------
as TRANSFER AGENT AND REGISTRAR
By:
                                           AUTHORIZED SIGNATURE




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              DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

              BY MAIL OR BY HAND OR OVERNIGHT COURIER:

                           NB Telecom, Inc.
                           106 May Drive
                           Saxonburg, PA  16056

       Delivery other than in the manner or to the addresses listed above will not constitute valid delivery.

                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

                     FORM 1--EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for Shares, please complete lines (a) and (b) and sign under From 3 below.

(a) SUBSCRIPTION:
I apply for ___________________   Shares x   $.10             =  $______________
          (No. of Shares)               (Subscription Price)          (Payment)


(b) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

- Check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to NB Telecom, Inc. Funds paid by an uncertified check may take at least two business days to clear.

- Wire transfer of immediately available funds directly to the following account NB Telecom, Inc.:

-----------------------------------------

-----------------------------------------

Routing Number:  043311497

Account Number:  20302209

   FORM 2--SALE OR TRANSFER TO DESIGNATED TRANSFEREE OR THROUGH BANK OR BROKER

To sell or transfer your subscription rights to another person, complete this Form. To sell your subscription rights through your bank or broker, sign below under this Form 2, but leave the rest of this Form 2 blank.

For value received, ___________ of the subscription rights represented by this Subscription Rights Certificate are assigned to:

(Print Full Name of Assignee) (Print Full Address Tax ID or Social Security No. Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse side of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.





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                      FORM 3--DELIVERY TO DIFFERENT ADDRESS

If you wish for the Shares underlying your subscription right or a certificate representing unexercised subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below and sign under Form 4.

                                FORM 4--SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of Shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s) __________________________________________________________________.
IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.